UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 11, 2004

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required Regulation FD Disclosure.

On August 11, 2004, Toys “R” Us, Inc. (the “Company”) announced that its Board of Directors has decided to pursue a separation of the Company’s Toys “R” Us and Babies “R” Us businesses.  In addition, the Company announced that it plans to restructure its business to reduce operating expenses and capital spending.

The Company’s Board of Directors continues to evaluate the means of effecting the separation and intends to effect the separation in a manner designed to enhance shareholder value.  The Company is taking steps, among other actions, to explore the possible sale of the global toy business as well as to prepare for a possible spin-off of Babies “R” Us. The Company expects to complete the separation of the ownership of the two businesses during the first half of fiscal 2005.

In connection with the separation, Richard Markee, currently Vice Chairman of Toys “R” Us, Inc., will become President - Babies “R” Us.  Jon Kimmins, currently Treasurer of Toys “R” Us Inc., will become Chief Financial Officer - Babies “R” Us upon completion of the separation.  John Barbour, who has been President - Toys “R” Us International, will replace Mr. Markee as President - Toys “R” Us U.S.

The Company provides no assurances regarding the anticipated form of, or actual timing for, the separation of the Toys “R” Us and Babies “R” Us businesses or as to whether any such transaction will be completed.

The Company has recorded severance and other related charges of approximately $14 million associated with this action, in the second quarter of 2004, and additional charges will occur in subsequent quarters.

The Company also will record approximately $150 million in markdowns in inventories in the second quarter of fiscal 2004, primarily to liquidate selected U.S. toy store inventory and therefore enhance store productivity and supply chain efficiency.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
Exhibit 99.1

Press Release of Toys “R” Us, Inc. dated August 11, 2004.  This exhibit, which has been furnished solely for Item 9 of this Form 8-K, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.	Regulation FD Disclosure.

On August 11, 2004, Toys “R” Us, Inc. (the “Company”) announced that its Board of Directors has decided to pursue a separation of the Company’s Toys “R” Us and Babies “R” Us businesses.  In addition, the Company announced that it plans to restructure its business to reduce operating expenses and capital spending. To further the separation of these businesses, the Company is taking steps to explore the possible sale of the global toy business as well as to prepare for a possible spin-off of Babies “R” Us.  The press release is attached hereto as Exhibit 99.1.  This press release, which has been furnished solely for this Item 9, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE August 11, 2004	BY	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President and
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release of Toys “R” Us, Inc., dated August 11, 2004.